Exhibit 4

                             JOINT FILING AGREEMENT


         Each of the Reporting Persons hereby agrees to make this joint filing pursuant to Rule 13d-1(k) of the Exchange Act of 1934.

Dated:   March 4, 1999


                                            WHITEHALL STREET REAL ESTATE
                                            LIMITED PARTNERSHIP XI

                                            By:  WH Advisors, L.L.C. XI,
                                                 its general partner

                                            By: /s/ Edward M. Siskind
                                               ---------------------------------
                                               Name:  Edward M. Siskind
                                               Title: Vice President and
                                                      Assistant Treasurer


                                            WH ADVISORS, L.L.C. XI

                                            By: /s/ Edward M. Siskind
                                               ---------------------------------
                                               Name:  Edward M. Siskind
                                               Title: Vice President and
                                                      Assistant Treasurer


                                            THE GOLDMAN SACHS GROUP, L.P.

                                            By: /s/ Hans L. Reich
                                               ---------------------------------
                                               Name:  Hans L. Reich
                                               Title: Attorney-in-Fact


                                            GOLDMAN, SACHS & CO.

                                            By: /s/ Hans L. Reich
                                               ---------------------------------
                                               Name:  Hans L. Reich
                                               Title: Attorney-in-Fact